UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2024 (July 15, 2024)

HAWKEYE SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56332	83-0799093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6605 Abercorn, Suite 204 Savannah, GA	31405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (912) 253-0375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01 Entry Into a Material Definitive Agreement.

On July 15, 2024, Hawkeye Systems, Inc. (the “Company”) and Steve Hall, executed a Debt Consolidation Agreement that will be effective as of April 1, 2024, that consolidates the Company’s various historic loans from Steve Hall to an amount of $1,770,713.10 (the “Steve Hall Indebtedness”) and extends the maturity date to December 31, 2025, with an annual interest rate of 12%. In addition, as consideration for the forbearance and extension from Steve Hall, the Company formally assigned, through an Assignment and Assumption Agreement, the $1,753,247.34 that was due to the Company from CNTNR to Steve Hall directly.

The foregoing summary of the Agreement, are attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Debt Consolidation Agreement by and Between Hawkeye Systems, Inc. and Steve Hall effective as of April 1, 2024 and executed on July 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKEYE SYSTEMS, INC.

Date: July 17, 2024	By:	/s/ Corby Marshall
	Name:	Corby Marshall
	Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debt Consolidation Agreement by and Between Hawkeye Systems, Inc. and Steve Hall effective as of April 1, 2024 and executed on July 15, 2024.

4